Exhibit 23.5

Consent of Salberg & Company, P. A., Independent Registered Public Accounting Firm

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 filed on March 12, 2008 (File No. 333-149669) and the Registration Statement on Form SB-2 filed on October 29, 2007 (File No. 333-140147) of Waytronx, Inc. of our report dated March 23, 2007 on the financial statements of Waytronx, Inc. (fka Onscreen Technologies, Inc.) as of December 31, 2006 and for the year ended December 31, 2006, which report is included in the Annual Report on Form 10-KSB of Waytronx, Inc. for the year ended December 31, 2007.

SALBERG & COMPANY, P.A.
Boca Raton, Florida
March 28, 2008